UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2014

Ignyta, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36344	45-3174872

(State or Other Jurisdiction	(Commission	(IRS Employer

of Incorporation)	File Number)	Identification No.)

11111 Flintkote Avenue, San Diego, CA		92121

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 255-5959

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Ignyta, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A (the “Amendment”) to amend the Company’s Current Report on Form 8-K filed on December 15, 2014 (the “Original Form 8-K”). This Amendment is being filed solely to file the Amendment No. 2 to the License Agreement dated as of October 10, 2013, as amended, by and between the Company and Nerviano Medical Sciences S.r.l. (the “Exhibit”) on the Original Form 8-K. Nothing in the Original Form 8-K is being amended other than the filing of the Exhibit as described above.

This Amendment should be read in conjunction with the Original Form 8-K and the Company’s other filings with the SEC. Except as stated herein, this Amendment does not reflect events occurring after the filing of the Original Form 8-K with the SEC on December 15, 2014 and no attempt has been made in this Amendment to modify or update other disclosures as presented in the Original Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 2, dated December 12, 2014, to the License Agreement, dated October 10, 2013, by and between the Company and Nerviano Medical Sciences, S.r.l., as amended (portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGNYTA, INC.

Date: February 17, 2015	By:	/s/ Jonathan E. Lim, M.D.
Name: Jonathan E. Lim, M.D.
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2, dated December 12, 2014, to the License Agreement, dated October 10, 2013, by and between the Company and Nerviano Medical Sciences, S.r.l., as amended (portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the SEC).